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Exhibit 10.2

                              CONSULTING AGREEMENT

     THIS AGREEMENT, effective as of the 15th day of December, 1998, by and between Advance Paradigm, Inc., a Delaware corporation ("Advance"), and David A. George ("Consultant"). Advance and Consultant are sometimes jointly referred to as the "Parties".


                                    RECITALS

Advance provides knowledge and expertise in the pharmacy benefit management business including, without limitation, formulary/rebate services, mail service delivery, claims processing, retail network management, disease management, demand management services, clinical trials and biomedical survey research (collectively, the "Business"). Consultant provides knowledge and expertise in the strategy, finances, business development, marketing and promotion of the Business. Advance desires to utilize the Services of Consultant in the marketing of Business and in a variety of capacities.


                             STATEMENT OF AGREEMENT

NOW THEREFORE, in consideration of the mutual promises hereafter set forth, the Parties agree as follows:

     1. Term of Agreement. The term of this Agreement shall commence as of the effective date first set forth above and shall continue through March 14, 1999, unless sooner terminated in accordance with Section 5 hereof.

     2. Consulting Responsibilities. Consultant will apply his efforts to enhance Advance's performance by providing the services listed below (the "Services"). Approximately 40% of the business efforts of Consultant will be devoted to performance of the Services.

          o Primary focus will be applied to the sales and marketing organization, including the development of strategies for improved customer segmentation, product and pricing strategies, organizational structure and recruitment.

          o Support the acceleration of entry into the large employer market segment through direct marketing efforts and the development of direct marketing strategies and processes.

          o Secondary focus will be placed on the ongoing strategic positioning of the company, as it relates to clinical and operational integration strategies and customer driven product strategies.

          o Consultant shall provide a summary report of the Services performed under this Agreement to the CEO of Advance on a weekly basis.

     3. Relationship of the Parties.

          a. Independent Contractor. The Parties hereto agree that this Agreement does not create an employment, partnership or joint venture relationship between Advance and Consultant. Consultant shall at all times, act, perform his obligations and exercise his rights under this Agreement as an independent contractor. Except as specifically set forth herein, this Agreement does not prevent the Parties from entering into similar contracts with other individuals or entities. Consultant shall not be required to maintain regular business hours, but is only obligated to devote such time to Advance as he determines in his good faith business judgment to perform the duties and Services described herein.

          b. Expenses. Reimbursement for reasonable expenses incurred by Consultant in performance of the Services on behalf of Advance will be handled as follows:

          o Advance's policies and procedures for travel and entertainment ("T&E") will apply.



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          o    Routine T&E necessary to accomplish the objectives of this
               Agreement will not require prior approval.

          o Unique expenses beyond routine T&E must be authorized by the CEO and will require prior approval.

     4. Compensation and Accounting.

          In consideration of the Services to be rendered by Consultant under this Agreement, Advance hereby agrees to pay Consultant $15,000 per month in equal installments every two weeks. Consultant will be responsible for the payment of income or other taxes relating to such payments.

     5. Termination. This Agreement may be terminated by either party upon 30 days written notice.

     6. Confidentiality. To the extent that Consultant, in performance of the Services, obtains proprietary knowledge of Advance's operations and processes, Consultant shall keep such information confidential in the interests of Advance, consistent with Consultant's duties as a Director of Advance.

     7. No Conflicts. The execution, delivery and performance of this Agreement by the Parties hereto does not and will not violate or be in conflict with, result in a breach of or constitute a default under any commitment, arrangement or agreement to which either Consultant or Advance, as the case may be, is a Party.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     9. General. This Agreement constitutes the entire agreement between the Parties, superseding all prior oral or written agreements with respect to the subject matter thereof, and may not be altered or amended except by a writing signed by both Parties. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right. Neither Party may assign this Agreement without the prior written consent of the non-assigning Party. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, successors and assigns. This Agreement may be executed in counterparts, each of which when executed, shall be deemed an original, and all such counterparts shall together constitute one and the same Agreement.


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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate.


                             ADVANCE PARADIGM, INC.

                                  /s/ David D. Halbert
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                                  David D. Halbert
                                  Chairman, CEO

                             CONSULTANT

                                  /s/ David A. George
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                                  David A. George